SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 3, 2005

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          On October 3, 2005, the Endurance Specialty Holdings Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), by and between the Company and Goldman, Sachs & Co. for the sale of 6,079,000 ordinary shares, par value $1.00 of the Company (the “Ordinary Shares”).  A copy of the Underwriting Agreement  is attached to this report as Exhibit 1.01 and is incorporated herein by reference.  The Ordinary Shares were sold under the Company’s Form S-3 shelf registration statement (Reg. No. 333-125457) and yielded approximately $200 million in total proceeds to the Company.  The Company expects to use the proceeds from the sale of the Ordinary Shares to provide additional capital to its subsidiaries and for other general corporate purposes.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

          The following exhibit is filed as part of this report:

Exhibit No.	Description

1.01	Underwriting Agreement, dated as of October 3, 2005

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 7, 2005

By:	/s/ John V. Del Col

Name:	John V. Del Col
Title:	General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.01	Underwriting Agreement, dated as of October 3, 2005